                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K/A

                                Amendment No. 1


AMENDMENT TO APPLICATION ON REPORT FILED PURSUANT TO SECTIONS 12, 13, 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report                                                  March 14, 1994

                               DEAN FOODS COMPANY


     Delaware                       0-1118                       36-0984820
(State or other juris-       (Commission File No.)             (IRS Employer
  diction of incorporation)                                 Identification No.)

3600 N. River Road             Franklin Park, IL                    60131
  (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code  (708) 678-1680


The undersigned registrant in order to provide the financial statements required to be included in the Current Report on Form 8-K dated January 13, 1994, in connection with the acquisition of the Birds Eye Frozen Vegetable Business from the All-American Gourmet Company, a wholly-owned subsidiary of Kraft General Foods, Inc., hereby amends the following item, or other portions of such Current Report on Form 8-K set forth in the pages attached hereto.

Item 7.  Financial Statements and Exhibits

The financial statements and information in the following table of contents and attached hereto are hereby filed with the Commission in accordance with the above referenced item.

Item 7.  Financial Statements and Exhibits

(a)        Financial statements of businesses acquired

The following financial statements of the acquired Birds Eye Frozen Vegetable Business are submitted herewith on the indicated pages.


                                                                   Page
                                                                   ----
Report of Independent Accountants..................................  2
Combined Statement of Assets and Liabilities at December 25, 1993..  3
Combined Statement of Earnings for the fiscal year ended December
  25, 1993.........................................................  4
Combined Statement of Cash Flows for the fiscal year ended December
  25, 1993.........................................................  5
Notes to Combined Financial Statements.............................  6-10

(b)        Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information of Dean Foods Company and the Birds Eye Frozen Vegetable Business acquired are submitted herewith on the indicated pages.

Pro Forma Condensed Combined Financial Information.................  11
Pro Forma Condensed Combined Balance Sheet at November 28, 1993
  (Unaudited)......................................................  12
Notes to Pro Forma Condensed Combined Balance Sheet at November 28,
  1993 (Unaudited).................................................  13
Pro Forma Condensed Combined Statement of Operations for the six
  months ended November 28, 1993 (Unaudited).......................  14
Notes to Pro Forma Condensed Combined Statement of Operations for
  the six months ended November 28, 1993 (Unaudited)...............  15
Pro Forma Condensed Combined Statement of Operations for the fiscal year ended May 30, 1993 (Unaudited)..............................  16
Notes to Pro Forma Condensed Combined Statement of Operations for
  the fiscal year ended May 30, 1993 (Unaudited)...................  17

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Kraft General Foods, Inc.


We have audited the accompanying combined statement of assets and liabilities of Birds Eye Frozen Foods, comprised of certain assets, liabilities and a wholly-owned subsidiary of Kraft General Foods, Inc., as of December 25, 1993, and the related combined statements of earnings and cash flows for the fiscal year ended December 25, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined assets and liabilities of Birds Eye Frozen Foods as of December 25, 1993, and the combined results of its operations and cash flows for the fiscal year ended December 25, 1993, in conformity with generally accepted accounting principles.





                                                               COOPERS & LYBRAND





Chicago, Illinois
March 9, 1994

                             BIRDS EYE FROZEN FOODS
  (Comprised of certain assets, liabilities and a wholly-owned subsidiary of
                          Kraft General Foods, Inc.)
                  COMBINED STATEMENT OF ASSETS AND LIABILITIES
                               December 25, 1993
                           (in thousands of dollars)

                                     ASSETS

Current assets:
  Cash                                                                               $    315
  Trade receivables, less allowances of $566                                           15,855
  Other current receivables                                                             1,708
  Inventories:
    Raw materials                                                                      29,582
    Finished goods                                                                     27,141
    Supplies                                                                            3,353
  Prepaid expenses                                                                      1,290
                                                                                     --------
                 Total current assets                                                  79,244

Property, plant and equipment, net                                                     52,250
                                                                                     --------

                 Total assets                                                        $131,494
                                                                                     --------
                                                                                     --------


                    LIABILITIES AND COMBINED COMPANY EQUITY

Current liabilities:
  Trade accounts payable                                                             $  8,471
  Note payable to Kraft General Foods, Inc.                                             1,191
  Accrued liabilities:
    Consumer incentives                                                                 1,544
    Trade promotion                                                                     2,100
    Brokers commissions                                                                   828
    Other                                                                               1,926
                                                                                     --------
                 Total current liabilities                                             16,060

Combined company equity                                                               115,434
                                                                                      -------

                 Total liabilities and combined company equity                       $131,494
                                                                                      -------
                                                                                      -------


                         The accompanying notes are an
                  integral part of these financial statements.

                             BIRDS EYE FROZEN FOODS
  (Comprised of certain assets, liabilities and a wholly-owned subsidiary of
                          Kraft General Foods, Inc.)
                         COMBINED STATEMENT OF EARNINGS
                  for the fiscal year ended December 25, 1993
                           (in thousands of dollars)



Net sales                                                         $193,099

Cost of goods sold                                                 152,029
                                                                  --------

         Gross profit                                               41,070
                                                                  --------

Other Expenses:

  Advertising, marketing, promotion and
     consumer incentives                                            14,735

  Selling                                                           10,810

  General and administrative                                         5,525

  Research and development                                           1,345

  Other                                                                403
                                                                  --------

         Total other expense                                        32,818
                                                                  --------

         Earnings before income taxes                                8,252

Provision for income taxes                                           3,366
                                                                  --------

         Net earnings                                             $  4,886
                                                                  --------
                                                                  --------






                  The accompanying notes are an integral part
                         of these financial statements

                             BIRDS EYE FROZEN FOODS
  (Comprised of certain assets, liabilities and a wholly-owned subsidiary of
                          Kraft General Foods, Inc.)
                        COMBINED STATEMENT OF CASH FLOWS
                  for the fiscal year ended December 25, 1993
                           (in thousands of dollars)


Cash flows from operating activities:
     Net earnings                                                                 $  4,886
     Adjustments to reconcile net earnings to net
         cash provided by operating activities:
      Loss on disposal of property, plant and equipment                                350
      Depreciation                                                                   4,040
     Changes in assets and liabilities:
      Trade receivables                                                                (52)
      Inventories                                                                   27,076
      Prepaid expenses                                                                  70
      Trade accounts payable                                                           935
      Accrued liabilities                                                           (9,554)
                                                                                    ------
         Net cash provided by operating activities                                  27,751
                                                                                    ------
Cash flows from investing activities:
       Capital expenditures                                                         (3,392)
       Other                                                                           (62)
                                                                                    ------
         Net cash used in investing activities                                      (3,454)
                                                                                    ------
Cash flows from financing activities:
       Intercompany accounts with affiliates                                       (24,297)
                                                                                    ------
         Net cash used in financing activities                                     (24,297)
                                                                                    ------

         Change in cash                                                                  0

Cash:
         Beginning of period                                                           315
                                                                                    ------
         End of period                                                            $    315
                                                                                    ------
                                                                                    ------


                     The accompanying notes are an integral
                       part of these financial statements

                             BIRDS EYE FROZEN FOODS
  (Comprised of certain assets, liabilities and a wholly-owned subsidiary of
                          Kraft General Foods, Inc.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                  ___________

1.       Organization and Operations

         The accompanying combined financial statements include the accounts of Birds Eye Frozen Foods, a division of The All American Gourmet Company
         (AAG), which, in turn, is a wholly-owned subsidiary of Kraft General Foods, Inc. (KGF), and Birds Eye de Mexico, S.A. de C.V., a wholly-owned subsidiary of KGF, (collectively, "Birds Eye").

         Birds Eye is a producer and domestic marketer of frozen vegetable and fruit products. Birds Eye provides retailers with a broad line of more than 80 frozen vegetables and fruit items, including several value-added lines (sauced vegetables and specialty vegetable mixtures).

         Pursuant to the Asset Purchase Agreement (the "Agreement") dated October 30, 1993, entered into by and between KGF and AAG (collectively "the Sellers") and Dean Foods Company (the "Buyer"), the Sellers agreed to sell substantially all of the assets of Birds Eye to the Buyer. In addition to cash consideration paid, the Buyer agreed to assume certain liabilities of Birds Eye. The closing date of the Agreement was December 27, 1993 (the "Closing Date"). The combined financial statements were prepared as of and for the fiscal year ended December 25, 1993, which coincides with the Seller's year-end.

2.       Basis of Presentation

         The accompanying combined financial statements include substantially all assets, liabilities, operating results, and cash flows of Birds Eye, as defined above. General Foods Corporation and Birds Eye were acquired by Philip Morris Companies, Inc. ("Philip Morris") in 1985. The accounts of Birds Eye reflect the allocation of the Philip Morris purchase price. In 1989, General Foods Corporation was merged into KGF.

         KGF provides a centralized cash management function; accordingly substantially all of Birds Eye's cash disbursement and collections are settled through Combined Company Equity on a daily basis. All net charges from KGF and other affiliates for various services as well as payments for such net charges are settled through Combined Company Equity. Intercompany transactions and Combined Company Equity are noninterest-bearing and are not subject to stated repayment terms. These transactions are considered the equivalent of cash transactions for purposes of the combined statement of cash flows.

                             BIRDS EYE FROZEN FOODS
  (Comprised of certain assets, liabilities and a wholly-owned subsidiary of
                          Kraft General Foods, Inc.)

               NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

                                  ___________

2.       Basis of Presentation, continued

         Birds Eye's results of operations have historically been included in the consolidated income tax returns of KGF. KGF has no tax sharing agreement, formal or informal, for allocating income taxes to specific operating units. The combined financial statements reflect an income tax provision based on applying an effective income tax rate of 39% to Birds Eye's domestic pre-tax earnings as well as the local tax provision of Birds Eye de Mexico, S.A. de C.V., which was separately computed to comply with the Agreement.

         Under the terms of the Agreement, certain Birds Eye employees will become employees of the Buyer, which will operate the new Birds Eye business. Obligations arising out of employee benefit plans, except for benefits pursuant to postretirement plans other than pensions, accrued prior to the Closing Date as well as claims and causes of action related to KGF's actions or omissions that occurred prior to the Closing Date have been retained by KGF. Therefore, no accruals have been made for these items as of December 25, 1993. See Notes 5 and 6 for a discussion of postretirement benefits other than pensions and pension liabilities.

         The Agreement also stipulates that KGF will retain all liability for any environmental conditions identified as in existence prior to the closing and KGF will indemnify the Buyer for all liabilities, claims or damages related to such conditions. The accompanying combined financial statements include no accruals for such liabilities.

         KGF and certain affiliates provide Birds Eye with various services, including legal, research and development, sales support, finance, accounting, insurance, marketing, medical benefits, and purchasing services. The assessments to Birds Eye for such services were approximately $5.7 million for the fiscal year ended December 25, 1993. The amounts assessed are based on historical or actual usage of services relative to the usage of the other participating companies within the consolidated KGF group. Management believes that the allocation methodology used is reasonable. These assessments were included in various accounts on Birds Eye's combined statement of earnings.

         The historical operating results of Birds Eye presented in these combined financial statements may not be indicative of the results following completion of the Birds Eye transaction with the Buyer.

                             BIRDS EYE FROZEN FOODS
  (Comprised of certain assets, liabilities and a wholly-owned subsidiary of
                          Kraft General Foods, Inc.)

               NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

                                  ___________

3.       Summary of Significant Accounting Policies

         Inventories:
         Inventories are stated at the lower of cost or market. Cost includes materials, labor, production overhead, and certain distribution and storage costs. The first-in, first-out (FIFO) method is used to cost finished goods. Raw material is costed using the average cost method.

         Depreciation:
         Property, plant and equipment are carried at cost. Depreciation is recorded using the straight-line method over estimated useful lives, principally 10 to 40 years for buildings and building equipment and 3 to 20 years for machinery and equipment.

         Advertising and Sales Promotion:
         Advertising and sales promotion costs are expensed as incurred.

         Postretirement Benefit Other Than Pensions:
         Birds Eye accounts for its postretirement benefits other than pensions pursuant to SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." See Note 5.

         Foreign Currency Translation:
         Since the operations of Birds Eye de Mexico, S.A. de C.V. are directly and integrally linked to Birds Eye's U.S. operations, those financial statements were remeasured as if the functional currency was the U.S. dollar. The remeasurement of their local currencies into U.S. dollars creates translation adjustments which are included in net earnings.

         Trade Incentives:
         Trade incentive expense has been recorded as a reduction of sales to arrive at net sales presented in the combined statement of earnings.

                             BIRDS EYE FROZEN FOODS
  (Comprised of certain assets, liabilities and a wholly-owned subsidiary of
                          Kraft General Foods, Inc.)

               NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

                                  ___________

4.       Property, Plant and Equipment

         Property, plant and equipment consists of the following at December 25, 1993:

                 Land                                                $    604
                 Buildings                                             17,151
                 Machinery & Equipment                                 61,447
                 Vehicles                                                 635
                 Construction in Progress                               1,038
                                                                       ------
                                                                       80,875
                 Accumulated Depreciation                             (28,625)
                                                                       ------
                                                                     $ 52,250
                                                                       ------
                                                                       ------
         Depreciation expense for the fiscal year ended December 25, 1993 was $4.0 million.


5.       Postretirement Benefits Other Than Pensions

         Pursuant to the Agreement, KGF will retain the liability for all postretirement welfare benefits other than pensions for all retired and former employees as of the Closing Date, and for employees who will become employees of the Buyer to the extent that such benefits would have been vested under KGF's plans as of the Closing Date, had such transferred employees retired from KGF on the Closing Date.

         Birds Eye provided health care and other benefits to substantially all retired employees, their covered dependents and beneficiaries. Generally, employees who have rendered 10 years of service are eligible for these benefits.

         Postretirement health care cost included in determining net earnings for the fiscal year ended December 25, 1993 was approximately $472,000. This expense represents an allocation of the service cost component of the KGF Plan's total service cost. The allocation is based on the ratio of the number of eligible Birds Eye employees to the total number of eligible employees for the KGF plans.

         It is not practicable to separate Birds Eye's share of the accumulated postretirement benefits obligation under KGF's postretirement plans.

                             BIRDS EYE FROZEN FOODS
  (Comprised of certain assets, liabilities and a wholly-owned subsidiary of
                          Kraft General Foods, Inc.)

               NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

                                  ___________

6.       Pension Plans

         Pursuant to the Agreement, KGF will retain the liability for all pension benefits accrued under KGF's pension plans for employees who will become employees of the Buyer.

         Substantially all of Birds Eye's employees participated in defined benefit pension plans sponsored by KGF. The plans provided for retirement benefits for salaried employees based generally on years of service and compensation during the last years of employment. Retirement benefits for hourly employees generally were a flat dollar amount for each year of service.

         Birds Eye recognized pension expense of approximately $204,000 for the fiscal year ended December 25, 1993. This expense represents an allocation of the service cost components of the KGF Plan's total service cost. The allocation is based on the ratio of the number of eligible Birds Eye employees to the total number of eligible employees for the KGF Plans.

         It is not practicable to separate Birds Eye's share of the accumulated benefits obligation or projected benefit obligation under KGF's pension plans.

                        Dean Foods Company and Birds Eye
               Pro Forma Condensed Combined Financial Information



The pro forma condensed combined financial information give effect on a purchase accounting basis to the acquisition by Dean Foods Company (the "Company") of Birds Eye Frozen Vegetable Business from the All-American Gourmet Company, a wholly-owned subsidiary of Kraft General Foods, Inc. and a wholly-owned subsidiary of Kraft General Foods, Inc. (collectively "Birds Eye").

The pro forma condensed combined balance sheet assumes that the acquisition occurred on November 28, 1993, whereas the pro forma condensed combined statements of operations assume that the acquisition occurred on June 1, 1992. The pro forma condensed combined statements assume that all of the purchase price was financed under the Company's existing bank short-term credit lines.

The Company reports on a fiscal basis ending on the last Sunday in May, whereas Birds Eye has reported on a calendar basis. For purposes of preparing the pro forma condensed combined statements of operations, the historic Birds Eye columns represent the actual results for the same periods as for the Company.

The pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price and are subject to substantial revision once appraisals, evaluations and other studies of the fair value of the Birds Eye assets and liabilities are completed. Actual purchase accounting adjustments may differ from the pro forma adjustments presented herein.

The pro forma condensed combined statements are not necessarily indicative of the results that actually would have occurred if the acquisitions had been in effect since the assumed dates, nor are the statements indicative of future combined financial position or earnings. The Company's future financial statements will reflect the acquisition of Birds Eye as of December 27, 1993.

The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of the Company filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the fiscal year ended May 30, 1993, and Current Report on Form 10-Q for the six months ended November 28, 1993 and the condensed combined financial statements of Birds Eye included in this Form 8-K/A on pages 2 through 10.

                        Dean Foods Company and Birds Eye
                        Condensed Combined Balance Sheet
                              at November 28, 1993
                           (All amounts in thousands)
                                  (Unaudited)


                                           Historic                     Pro Forma
                                           --------                     ---------
                                 Dean Foods
                                   Company    Birds Eye     Adjustments        Combined
                                  --------    ---------     -----------        --------
Assets:
  Cash and temporary
   cash investments              $   18,686   $    315                         $ 19,001
  Accounts receivable, net          160,768     17,563                          178,331
  Inventories                       269,816     60,076                          329,892
  Other current assets               25,959      1,290                           27,249
                              -------------------------------------------------------------
       Total current assets         475,229     79,244                          554,473
  Property, plant and
    equipment, net                  489,093     52,250         $(434)(b)        540,909
  Other assets                       43,344                   25,000 (b)         68,344
                              -------------------------------------------------------------
TOTAL ASSETS                     $1,007,666   $131,494       $24,566         $1,163,726
                              -------------------------------------------------------------
                              -------------------------------------------------------------

Liabilities and Shareholders'
 Equity:
  Short-term notes payable       $   47,000                 $140,000 (a)       $187,000
  Current installments of
    long-term obligations             3,166                                       3,166
  Accounts payable and
    accrued expenses                230,310    $16,060                          246,370
  Dividends payable                   6,448                                       6,448
  Federal and state income
    taxes                             1,558                                       1,558
                               ------------------------------------------------------------
     Total current liabilities      288,482     16,060       140,000            444,542
                               ------------------------------------------------------------
  Long-term obligations             149,468                                     149,468
                               ------------------------------------------------------------
  Deferred liabilities               75,894                                      75,894
                               ------------------------------------------------------------
  Shareholders' equity:
    Common stock                     40,991                                      40,991
    Paid-in capital                   5,012                                       5,012
    Retained earnings               477,987                                     477,987
    Less: treasury stock -
          at cost                    30,168                                      30,168
    Company equity                      ---    115,434      (115,434)(c)            ---
                               ------------------------------------------------------------
   Total shareholders'
           equity                   493,822    115,434      (115,434)           493,822
                               ------------------------------------------------------------

TOTAL LIABILITIES
  AND SHAREHOLDERS'
    EQUITY                       $1,007,666   $131,494      $ 24,566         $1,163,726
                               ------------------------------------------------------------
                               ------------------------------------------------------------

            See notes to pro forma condensed combined balance sheet.

                        Dean Foods Company and Birds Eye
                      Notes to Pro Forma Condensed Combined
                                Balance Sheet
                              at November 28, 1993

                                  (Unaudited)

The Company's balance sheet as of November 28, 1993 has been combined with the Birds Eye Statement of Assets and Liabilities as of December 25, 1993. Until December 25, 1993, Birds Eye Frozen Foods was a division of the All-American Gourmet Company, a wholly-owned subsidiary of Kraft General Foods, Inc., and separate statements of assets and liabilities were not maintained.

The following is a summary of the adjustments reflected in the pro forma condensed combined balance sheet (in thousands):

(a) The purchase price, exclusive of related fees and expenses, of $140 million has been reflected as a short-term obligation, although the Company has the ability to renew or extend the obligations for more than one year. The Company currently has not refinanced such borrowings due to the favorable short-term interest rate environment, although a refinancing may occur in the future.

(b) Adjustment of historic values of certain acquired assets and liabilities to estimated fair values, elimination of certain accounts as required by generally accepted accounting principles, and other items related to the acquisition.

(c) Elimination of Birds Eye company equity.

                        Dean Foods Company and Birds Eye
                   Condensed Combined Statement of Operations
                   for the Six Month Ended November 28, 1993
                           (All amounts in thousands)
                                  (Unaudited)


                                        Historic                     Pro Forma
                                        --------                     ---------
                               Dean Foods
                                Company      Birds Eye     Adjustments       Combined
                               --------      ---------     -----------       --------
Net sales                     $1,136,764     $ 91,303                      $1,228,067


Costs and expenses:
  Costs of products sold         892,010       63,176                         955,186
  Delivery, selling and
    administrative expense       191,290       26,443       $  313(a)         218,046
  Interest expense                 6,691                     2,380(b)           9,071
  Other (income), net             (1,391)                                      (1,391)
                               ------------------------------------------------------
    Total costs and expenses   1,088,600       89,619        2,693          1,180,912
                               ------------------------------------------------------

Income before income taxes
  and cumulative effect of
  changes in accounting
  principles                      48,164        1,684       (2,693)            47,155

Provision for income taxes        20,123                      (384)(c)         19,739
                              --------------------------------------------------------

Income before cumulative
  effect of changes in
  accounting principles      $    28,041     $  1,684      $(2,309)        $   27,416
                              -------------------------------------------------------
                              -------------------------------------------------------


Income per common share
  before cumulative effect
  of changes in accounting
  principles                       $0.71                                        $0.69
                                   -----                                        -----
                                   -----                                        -----





       See notes to pro forma condensed combined statement of operations.

                        Dean Foods Company and Birds Eye
         Notes to Pro Forma Condensed Combined Statement of Operations
                   for the Six Months Ended November 28, 1993

                                  (Unaudited)


The following is a summary of the adjustments reflected in the pro forma condensed combined statement of operations (in thousands):

(a) Earnings effect of adjustments of assets and liabilities to estimated fair values, including goodwill over 40 years.

(b) Additional interest expense of $2,380 based on borrowings of $140 million at a rate of 3.4% which was the weighted average interest rate for borrowings under short-term lines of credit of Dean Foods Company for the six months ended November 28, 1993. For every 1% change in the assumed interest rate, there would be a corresponding effect of approximately $407 on pro forma combined net earnings (after-tax).

(c) Recognition of income tax effects of the historic Birds Eye results and the adjustments described above based on the effective tax rate of Dean Foods Company.

                        Dean Foods Company and Birds Eye
                   Condensed Combined Statement of Operations
                     for the Fiscal Year Ended May 30, 1993
                           (All amounts in thousands)
                                  (Unaudited)


                                        Historic                     Pro Forma
                                        --------                     ---------
                               Dean Foods
                                Company      Birds Eye     Adjustments       Combined
                               --------      ---------     -----------       --------
Net sales                    $2,274,340     $200,444                         $2,474,784

Costs and expenses:
  Costs of products sold      1,757,324      127,543                          1,884,867
  Delivery, selling and
    administrative expense      391,061       55,898         $625(a)            447,584
  Interest expense               13,894                     4,900(b)             18,794
  Other (income), net            (2,698)                                         (2,698)
                             ----------------------------------------------------------
    Total costs and expenses  2,159,581      183,441        5,525             2,348,547
                             ----------------------------------------------------------

Income before income taxes      114,759       17,003       (5,525)              126,237

Provision for income taxes       46,350                     4,637(c)             50,987
                             ----------------------------------------------------------

Net income for the year      $   68,409     $ 17,003      $(10,162)          $   75,250
                             ----------------------------------------------------------
                             ----------------------------------------------------------


Net income per common share       $1.73                                           $1.90
                                  -----                                           -----
                                  -----                                           -----


       See notes to pro forma condensed combined statement of operations.

                        Dean Foods Company and Birds Eye
         Notes to Pro Forma Condensed Combined Statement of Operations
                     for the Fiscal Year Ended May 30, 1993

                                  (Unaudited)


The following is a summary of the adjustments reflected in the pro forma condensed combined statement of operations (in thousands):

(a) Earnings effect of adjustment of assets and liabilities to estimate fair values, including goodwill over 40 years.

(b) Additional interest expense of $4,900 based on borrowings of $140 million at a rate of 3.5% which was the weighted average interest rate for borrowings under short-term lines of credit and other short- term obligations of Dean Foods Company for the fiscal year ended May 30, 1993. For every 1% change in the assumed interest rate, there would be a corresponding effect of approximately $834 on pro forma combined net earnings (after-tax).

(c) Recognition of income tax effects of the historic Birds Eye results and the adjustments described above based upon the effective tax rate of Dean Foods Company.

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                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                        DEAN FOODS COMPANY
                                                        (Registrant)


Date:  March 14, 1994                                   /s/ Dale I. Hecox
                                                        -------------------
                                                        Dale I. Hecox
                                                        Treasurer - Principal
                                                        Accounting Officer